Exhibit 97.1

J.Jill Inc.

INCENTIVE-BASED COMPENSATION RECOVERY POLICY

EFFECTIVE October 2, 2023

I.
Purpose.

The purpose of this J.Jill Inc. (the “Company”) Incentive-Based Compensation Recovery Policy (this “Policy”) is to enable the Company to recover Erroneously Awarded Compensation in the event that the Company is required to prepare an Accounting Restatement. This Policy is designed to comply with, and shall be interpreted to be consistent with, Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated under the Exchange Act and Section 303A.14 of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “Listing Rule”). Unless otherwise defined in this Policy, capitalized terms shall have the meaning ascribed to such terms in Section 7.

II.
Administration.

This Policy shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) unless the Board determines to administer this Policy itself. The Committee has full and final authority to make all determinations under this Policy. All determinations and decisions made by the Committee pursuant to the provisions of this Policy shall be final, conclusive and binding on all persons, including the Company, its affiliates, its stockholders and Executive Officers. Any action or inaction by the Committee with respect to an Executive Officer under this Policy in no way limits the Committee’s actions or decisions not to act with respect to any other Executive Officer under this Policy or under any similar policy, agreement or arrangement, nor shall any such action or inaction serve as a waiver of any rights the Company may have against any Executive Officer other than as set forth in this Policy.

III.
Application.

This Policy applies to the Company’s current and former Executive Officers, (each at “Covered Individual”).

This Policy applies to all Incentive-Based Compensation received by a Covered Individual:

(a)
after beginning service as an Executive Officer;
(b)
who served as an Executive Officer at any time during the performance period for such Incentive-Based Compensation;
(c)
while the Company had a class of securities listed on a national securities exchange or a national securities association; and
(d)
during the three completed fiscal years immediately preceding the Accounting Restatement Date.

In addition to such last three completed fiscal years, the immediately preceding clause (d) includes any transition period that results from a change in the Company’s fiscal year within or immediately following such three completed fiscal years; provided, however, that a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to twelve months shall be deemed a completed fiscal year. For purposes of this Section 3, Incentive-Based Compensation is deemed received in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period. For the avoidance of doubt, Incentive-Based Compensation that is subject to both a Financial Reporting Measure vesting condition and a service-based vesting condition shall be considered received when the relevant Financial Reporting Measure is achieved, even if the Incentive-Based Compensation continues to be subject to the service-based vesting condition.

IV.
Recovery Requirement.

In the event of an Accounting Restatement, the Company must recover, reasonably promptly, Erroneously Awarded Compensation, in amounts determined pursuant to this Policy. The Company’s obligation to recover Erroneously Awarded Compensation is not dependent on if or when the Company files restated financial statements. Recovery under this Policy with respect to a Covered Individual shall not require the finding of any misconduct by such Covered Individual or such Covered Individual being found responsible for the accounting error leading to an Accounting Restatement. In the event of an Accounting Restatement, the Company shall satisfy the Company’s obligations under this Policy to recover any amount owed from any applicable Covered Individual by exercising its sole and absolute discretion in how to accomplish such recovery.

The Company’s recovery obligation pursuant to this Section 4 shall not apply to the extent that the Committee, or in the absence of the Committee, a majority of the directors serving on the Board, excluding any Executive Officer subject to this Policy, determines that such recovery would be impracticable and:

(a)
The direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on expense of enforcement, the Company must make a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to recover, and provide that documentation to the NYSE;

; or

(b)
Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the registrant, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Code.

V.
Prohibition on Indemnification and Insurance Reimbursement.

The Company is prohibited from indemnifying any Covered Individual against the loss of Erroneously Awarded Compensation. Further, the Company is prohibited from paying or reimbursing a Covered Individual for purchasing insurance to cover any such loss.

VI.
Method of Recovery.

The Committee will determine, in its sole discretion, the method for recouping Erroneously Awarded Compensation pursuant to this Policy. Subject to the requirement that recovery be made reasonably promptly, the Committee will determine the appropriate means of recovery, which may vary, without limitation, between Covered Individuals or based on the nature of the applicable Incentive-Based Compensation. Such methods of recovery may involve, without limitation: establishing a deferred repayment plan or set-off against current or future compensation otherwise payable to the Covered Individual; cancelling outstanding vested or unvested equity awards made to the Covered Individual; and taking any other remedial and recovery action permitted by law, as determined by the Committee.

To the extent the Committee determines to enforce recoupment, (a) Committee shall provide the Covered Individual written notice of its intent to recoup Incentive-Based Compensation under this Policy, along with the timeline within which the Covered Individual must respond, (b) to the extent the Covered Individual does not intend to comply, they must respond in writing to the Committee within ten (10) business days after receipt of such notice, setting forth the reasons why the Covered Individual believes non-compliance is warranted, and (c) if the Compensation Committee disagrees with the Covered Individual’s assertions, then it must respond to the Covered Individual in writing that sets forth its reasons within twenty (20) business days immediately following its receipt of the Covered Individual’s written response. Following the completion of the required notice periods in this paragraph, either party may commence with a suit, action or other proceeding against the other party and exercise their rights pursuant to this Policy.

VII.
Definitions.

(a)
“Accounting Restatement” means an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
(b)
“Accounting Restatement Date” means the earlier to occur of: (i) the date the Board concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement; and (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement.
(c)
“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code or regulation thereunder includes such section or regulation, any valid regulation or other official guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
(d)
“Erroneously Awarded Compensation” means, in the event of an Accounting Restatement, the amount of Incentive-Based Compensation previously received that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the restated amounts in such Accounting Restatement, and must be computed without regard to any taxes paid by the relevant Executive Officer; provided, however, that for Incentive-Based Compensation based on stock price or total stockholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement: (i)

the amount of Erroneously Awarded Compensation must be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total stockholder return upon which the Incentive-Based Compensation was received; and (ii) the Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to the NYSE.
(e)
“Executive Officer” means the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. An executive officer of the Company’s subsidiary is deemed an “Executive Officer” if the executive officer performs such policy making functions for the Company. The determination as to an individual's status as an Executive Officer shall be made by the Board and such determination shall be final, conclusive and binding on such individual and all other interested persons.
(f)
“Financial Reporting Measure” means any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measure; provided, however, that a Financial Reporting Measure is not required to be presented within the Company’s financial statements or included in a filing with the U.S. Securities and Exchange Commission to qualify as a “Financial Reporting Measure.” For purposes of this Policy, “Financial Reporting Measure” includes, but is not limited to, stock price and total stockholder return.
(g)
“Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. For purposes of this Policy, “Incentive-based Compensation” shall also be deemed to include any amounts which were determined based on (or were otherwise calculated by reference to) Incentive-based Compensation (including, without limitation, any amounts under any long-term disability, life insurance or supplemental retirement plan or any notional account that is based on Incentive-based Compensation, as well as any earnings accrued thereon).

VIII.
Acknowledgement.

Each Covered Individual shall sign and return to the Company, within 30 calendar days following the later of (i) the effective date of this Policy first set forth above or (ii) the date the individual becomes an Covered Individual, the Acknowledgement Form attached hereto as Exhibit A, pursuant to which the Covered Individual agrees to be bound by, and to comply with, the terms and conditions of this Policy.

IX.
Disclosure of Policy.

A copy of this Policy and any amendments thereto shall be filed as an exhibit to the Company’s annual report on Form 10-K.

X.
Severability.

The provisions in this Policy are intended to be applied to the fullest extent of the law. To the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision shall be applied to the maximum extent permitted, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law.

XI.
Amendment; Termination.

The Board may amend this Policy from time to time in its sole and absolute discretion and shall amend this Policy as it deems necessary to reflect the Listing Rule. Unless otherwise required by applicable law, this Policy shall no longer be effective from and after the date that the Company no longer has a class of securities listed on a United States national securities exchange.

XII.
Other Recovery Obligations; General Rights.

To the extent that the application of this Policy would provide for recovery of Incentive-Based Compensation that the Company recovers pursuant to Section 304 of the Sarbanes-Oxley Act or other recovery obligations, the amount the relevant Executive Officer has already reimbursed the Company will be credited to the required recovery under this Policy. This Policy shall not limit the rights of the Company to take any other actions or pursue other remedies that the Company may deem appropriate under the circumstances and under applicable law. Nothing contained in this Policy shall limit the Company’s ability to seek recoupment, in appropriate circumstances (including circumstances beyond the scope of this Policy) and as permitted by applicable law, of any amounts from any individual, in each case to the extent permitted under the Listing Rule.

XIII.
Interpretation.

Notwithstanding anything to the contrary herein, this Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual (and any applicable rules, regulations, administrative interpretations or listing standards adopted in connection therewith), and the provisions of this Policy shall be interpreted in a manner that satisfies such requirements, and this Policy shall be applied accordingly. If any provision of this Policy would otherwise frustrate or conflict with this intent, the provision shall be interpreted and deemed amended so as to avoid such conflict.

XIV.
Successors.

This Policy is binding and enforceable against all Covered Individuals and their beneficiaries, heirs, executors, administrators or other legal representatives.

XV.
Governing Law; Venue.

This Policy and all rights and obligations hereunder are governed by and construed in accordance with the internal laws of the State of Delaware, excluding any choice of law rules or principles that may direct the application of the laws of another jurisdiction. All actions arising out of or relating to this Policy shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of any such legal action or proceeding is vested exclusively in the U.S. federal courts, the U.S. District Court for the District of Delaware.

EXHIBIT A

J.Jill Inc.

INCENTIVE-BASED COMPENSATION RECOVERY POLICY

ACKNOWLEDGEMENT FORM

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the J.Jill Inc.(the “Company”) Incentive-Based Compensation Recovery Policy (the “Policy”).

By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Erroneously Awarded Compensation (as defined in the Policy) to the Company to the extent required by, and in a manner consistent with, the Policy.

Claire Spofford
Signature 10/6/23
Date

EXHIBIT A

J.Jill Inc.

INCENTIVE-BASED COMPENSATION RECOVERY POLICY

ACKNOWLEDGEMENT FORM

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the J.Jill Inc.(the “Company”) Incentive-Based Compensation Recovery Policy (the “Policy”).

By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Erroneously Awarded Compensation (as defined in the Policy) to the Company to the extent required by, and in a manner consistent with, the Policy.

Mark Webb
Signature 10/6/23
Date

EXHIBIT A

J.Jill Inc.

INCENTIVE-BASED COMPENSATION RECOVERY POLICY

ACKNOWLEDGEMENT FORM

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the J.Jill Inc.(the “Company”) Incentive-Based Compensation Recovery Policy (the “Policy”).

By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Erroneously Awarded Compensation (as defined in the Policy) to the Company to the extent required by, and in a manner consistent with, the Policy.

James Guido
Signature 10/6/23
Date